EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Bioject Medical Technologies Inc., does hereby constitute and appoint Christine M. Farrell his or her true and lawful attorney and agent to do any and all acts and things and to execute in his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Bioject Medical Technologies Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of 150,000 shares of Common Stock of Bioject Medical Technologies Inc. issuable pursuant to the Bioject Inc. 401(k) Retirement Benefit Plan, including specifically, but without limitation thereto, power, and authority to sign his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ralph Makar Ralph Makar	Director and President and Chief Executive Officer (Principal Executive Officer)	November 23, 2009

/s/ Christine M. Farrell Christine M. Farrell	Vice President of Finance (Principal Accounting and Financial Officer)	November 23, 2009

/s/ David S. Tierney, M.D. David S. Tierney, M.D.	Chairman of the Board	November 23, 2009

/s/ Joseph F. Bohan Joseph F. Bohan	Director	November 23, 2009

/s/ Randall D. Chase, Ph.D. Randall D. Chase, Ph.D.	Director	November 23, 2009

/s/ Jerald S. Cobbs Jerald S. Cobbs	Director	November 23, 2009

/s/ Edward L. Flynn Edward L. Flynn	Director	November 23, 2009

/s/ Brigid A. Makes Brigid A. Makes	Director	November 23, 2009

/s/ John Ruedy, M.D. John Ruedy, M.D.	Director	November 23, 2009